                                                              Exhibit 5




                                                 October 2, 1995


Ohio Power Company
301 Cleveland, Avenue, S.W.
Canton, Ohio  44702

Dear Sirs:

      With respect to the Registration Statement on Form S-3 of Ohio Power Company (hereinafter called the "Company") relating to the issuance and sale by the Company of its Junior Subordinated Debentures (hereinafter called the "Junior Subordinated Debentures"), we wish to advise you as follows.

      We are of the opinion that, when the steps mentioned in the next paragraph below have been taken, the Junior Subordinated Debentures will be valid, legal and binding obligations of the Company, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      The steps to be taken which are referred to in the next preceding paragraph consist of the following:

           (1) Appropriate definitive action by the Board of Directors of the Company with respect to the proposed transaction set forth in said Registration Statement;

           (2) Appropriate action by and before The Public Utilities Commission of Ohio in respect of the proposed transaction set forth in said Registration Statement;

           (3) Compliance with the Securities Act of 1933, as amended, and with the Trust Indenture Act of 1939, as amended; and

           (4) Issuance and sale of the Junior Subordinated Debentures by the Company in accordance with the governmental and corporate authorizations aforesaid.

      Insofar as this opinion relates to matters governed by laws of the State of New York and the Federal law of the United States, this firm has consulted, and may consult further, with local counsel in which this firm has confidence and will rely, as to such matters, upon such opinions or advice of such counsel which will be delivered to this firm prior to the closing of the sale of the Junior Subordinated Debentures.

      We consent to the filing of this opinion as an exhibit to said Registration Statement and to the use of our name and the inclusion of the statements in regard to us set forth in said Registration Statement under the caption "Legal Opinions".


                          Very truly yours,

                          /s/ Simpson Thacher & Bartlett

                          SIMPSON THACHER & BARTLETT